DOCID687400A02- 6 -
                     PEAPACK-GLADSTONE FINANCIAL CORPORATION
                           DIRECTORS' RETIREMENT PLAN


Section 1. Establishment of the Plan
           -------------------------

           Effective March 31, 2001, there is hereby established a plan under which certain members of the Board of Directors of Peapack-Gladstone Financial Corporation or any of its subsidiaries, who are not current employees ("Directors") are provided with a nonqualified retirement plan benefit following termination of their service as Directors.

Section 2. Definitions
           -----------

           When used in the Plan, the following terms shall have the definitions set forth in this Section 2:

           2.1 Beneficiary: The term "Beneficiary" means the beneficiary or beneficiaries (including any contingent beneficiary or beneficiaries designated by the Participant pursuant to Section 4.3. hereof).

           2.2 Board of Directors: The term "Board of Directors" means the Board of Directors of the Company.

           2.3 Company: The term "Company" means Peapack-Gladstone Financial Corporation and all of its subsidiaries.

           2.4 Final Compensation: The term "Final Compensation" means the retainer and the aggregate of all fees for service and attendance at Board of Directors and committee meetings to which a Director is entitled for services rendered to the Company as a Director for the last year in which a Director served as a member of the Board of Directors for the entire calendar year.










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           2.5 Disability: The term "Disability" means the complete and permanent inability of an individual, by reason of illness or accident, to perform the individual's duties as a Director. The determination whether a Director has suffered a Disability shall be made by the Board of Directors based upon such evidence as it deems appropriate.

           2.6 Participant: The term "Participant" means a Director who is not a current employee of the Company and who has become a Participant pursuant to
Section 3.

           2.7 Plan: The term "Plan" means this Peapack-Gladstone Financial Corporation Directors' Retirement Plan, as set forth herein and as it may be amended from time to time.

           2.8 Retirement: The term "Retirement" means the date on which a Participant ceases to serve as a member of the Board of Directors, whether by retirement, death, Disability or otherwise. 2.9 Retirement Benefit: The term "Retirement Benefit" has the meaning set forth in Section 4. 2.10 Years of
Service: The term "Years of Service" means the number of complete years during which a Participant serves as a member of the Board of Directors. Notwithstanding the above, no more than ten (10) Years of Service will be granted to any Director for service prior to the Effective Date. Years of Service shall be measured from the date on which a Director is first elected as a Director (but disregarding any periods thereafter during which the Director did not serve as a member of the Board of Directors).

Section 3. Participation
           -------------

           Each individual who is or becomes a member of the Board of Directors on or after the Effective Date, and who is not an employee of the Company, is automatically a Participant in






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the Plan. If a member of the Board of Directors was or is an employee of the
Company, then he or she shall become a Participant in the Plan only upon termination of employment as an employee with the Company, and only if he or she continues to be a member of the Board of Directors thereafter.

Section 4. Retirement Benefits
           -------------------

           4.1 Benefit Formula. Each Participant who is a member of the Board on or after the Effective Date, will be entitled to a Retirement Benefit under the Plan upon his or her Retirement, provided that upon such Retirement he or she is credited with at least ten (10) Years of Service. Notwithstanding the above, in the event that a Participant who is credited with at least ten (10) Years of Service ceases to be a Director as a result of death or Disability, he or she shall be credited with a total of fifteen (15) Years of Service. In the event that a Director with at least five (5) Years of Service ceases to serve as a Director following a Change of Control (as such term is defined under Section 280G(b)(2)(A)(i) of the Internal Revenue Code of 1986, as amended) of the Company, then such Director will nevertheless be treated as having fifteen (15) Years of Service as of such Retirement. The annual amount of the Retirement Benefit will be equal to twenty-five percent (25%) of the Participant's Final Compensation (for a Participant with ten (10) Years of Service), except that the percentage will increase by five percent (5%) for each Year of Service in excess of ten (10), but in all cases limited to a maximum of fifty percent (50%) of Final Compensation.

           4.2 Duration of Retirement Benefit. Each Participant who is entitled to a Retirement Benefit under the Plan will receive such Retirement Benefit for a period of five (5) years. In the event that the Participant dies prior to the end of the five year payout period (or if he or she dies while still a Director, and is otherwise entitled to a Retirement Benefit), the






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remaining portions of the Retirement Benefit will be paid to his or her
Beneficiary pursuant to the original schedule of payments. All Retirement Benefit payments will be made annually, in January of a given year for such year.

           4.3 Beneficiary Designations. A Participant may designate a Beneficiary, in writing, in a form acceptable to the Board of Directors. A Participant may revoke a prior designation of a Beneficiary and may also designate a new Beneficiary without the consent of the previously designated Beneficiary, provided, however, that such revocation and new designation (if any) are in writing and filed with the Company before the Participant's death. If the Participant does not designate a Beneficiary, or if no designated Beneficiary survives the Participant, any amount not distributed to the Participant during the Participant's lifetime shall be paid to the Participant's estate.

Section 5. Prohibition Against Transfer
           ----------------------------

           The right of a Participant to receive payments under the Plan may not be transferred except by will or applicable laws of descent and distribution. A Participant may not assign, sell, pledge, or otherwise transfer amounts to which he/she is entitled hereunder prior to payment thereof.

Section 6. General Provisions
           ------------------

           6.1 Director's Rights Unsecured. The Plan is unfunded. The right of any Participant to receive retirement benefits under the provisions of the Plan shall be an unsecured claim against the general assets of the Company.

           6.2 Administration. Except as otherwise provided in the Plan, the Plan shall be administered by the Board of Directors, which shall have the authority to adopt rules and





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regulations for carrying out the Plan, and which shall interpret, construe, and implement the provisions of the Plan. The Board of Directors, however, shall have the right to delegate some or any of its administrative functions under the Plan to another person or entity.

           6.3 Legal Opinions. The Board of Directors may consult with legal counsel, who may be counsel for the Company, with respect to its obligations and duties under the Plan, or with respect to any action, proceeding, or any questions of law, and shall not be liable with respect to any good faith action taken, or omitted, by it pursuant to the advice of such counsel.

           6.4 Liability. Any decision made or action taken by the Board of Directors, or any employee of the Company or any of its subsidiaries, arising out of or in connection with the construction, administration, interpretation or effect of the Plan, shall be absolutely discretionary, and shall be conclusive and binding on all parties. Neither the Board of Directors nor any employee of the Company or any of its subsidiaries shall be liable for any retirement benefits or any action hereunder, whether of omission or commission, by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated or, except in circumstances involving bad faith, for anything done or omitted to be done.

           6.5 Withholding. The Company shall have the right to deduct from all payments hereunder any taxes required by law to be withheld from such payments. The recipients of such payments shall bear all taxes on amounts paid under the Plan to the extent that no taxes are withheld thereon, irrespective of whether withholding is required.

Section 7. Amendment, Suspension, and Termination
           --------------------------------------

           The Board of Directors shall have the right at any time, and for any reason, to amend, suspend, or terminate the Plan, provided, however, that no amendment, suspension, or





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termination shall reduce or eliminate a Participant's
Retirement Benefit accrued as of the date of such amendment, suspension or termination.

Section 8. Applicable Law
           --------------

           The Plan shall be governed by, and construed in accordance with, the laws of the State of New Jersey, except to the extent that such laws are preempted by federal law.

Section 9. Effective Date
           --------------

           The Effective Date of this Plan is March 31, 2001.




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